UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
March 9, 2005

DREYER’S GRAND ICE CREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50325 (Commission File No.)	02-0623497 (I.R.S. Employer Identification No.)

5929 College Avenue
Oakland, California 94618
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(510) 652-8187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Alberto Romaneschi, the Executive Vice President – Finance and Administration and Chief Financial Officer of Dreyer’s Grand Ice Cream Holdings, Inc. (the “Company”), resigned effective March 9, 2005.

(c) On March 9, 2005, the Company announced that Doug Holdt has been appointed to serve as Executive Vice President – Finance and Administration and Chief Financial Officer of the Company. A copy of the Company’s press release is furnished herewith as Exhibit 99.1. Mr. Holdt’s employment with the Company will commence on April 4, 2005. Mr. Holdt, age 55, has served as the Chief Financial Officer of Nestlé Canada Inc. from 2000 to the present. Prior to joining Nestlé Canada, Mr. Holdt was the Senior Vice President of Finance for the beverage division of Nestlé USA Inc. from 1996 to 2000. Nestlé Canada and Nestlé USA may be deemed to be affiliates of the Company due to the ownership of the Company’s Class B common stock by Nestlé Holdings, Inc. and NICC Holdings, Inc.

Mr. Holdt will report directly to T. Gary Rogers, Chairman and Chief Executive Officer of the Company. Mr. Holdt’s annual compensation will consist of a base salary of $420,000 with a bonus opportunity of 65% of his base salary which will be determined in accordance with the terms established for the Company’s other executive officers. In addition, Mr. Holdt will be eligible to receive 43,902 units under the Company’s 2004 LTIP. Finally, the Company will contribute $300,000 to Mr. Holdt’s account under the Company’s 2004 Deferred Compensation Plan which will vest in 5 equal installments over 5 years.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated March 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREYER’S GRAND ICE CREAM HOLDINGS, INC.
Date: March 9, 2005	By:	/s/ Mark LeHocky
		Name:	Mark LeHocky
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dreyer’s Grand Ice Cream Holdings, Inc. Press Release dated March 9, 2005